Exhibit 99.1

FOR IMMEDIATE RELEASE

VAALCO ENERGY ANNOUNCES HIRING OF STEVEN GUIDRY AS CEO

Houston, September 23, 2013 – VAALCO Energy, Inc. (NYSE: EGY) today announced that Mr. Steven Guidry will be joining the VAALCO management team on October 21, 2013, as its Chief Executive Officer. Mr. Guidry worked for 33 years at Marathon Oil Corporation in a number of senior executive capacities, most recently serving as Vice President of Business Development. In addition, Mr. Guidry was President of Marathon’s Libya subsidiary and led the company’s central Africa business unit, overseeing project expansions in Equatorial Guinea, Gabon and Angola. Mr. Guidry also served as regional Vice President for Marathon’s United States production operations.

Mr. Guidry stated, “I am looking forward to joining the VAALCO team and continuing to build upon an exciting future for the Company, its employees and shareholders.”

Robert Gerry will continue as Chairman of the Board of Directors. In addition, VAALCO announced that its Board of Directors has established the position of lead independent director, and appointed James Jennings, former Chairman of Hunt Oil Company, to serve in that capacity.

Mr. Gerry stated, “The Board of Directors and the entire management team at VAALCO look forward to Steve’s arrival. We believe his knowledge of the international arena, particularly Africa, coupled with his wide industry experience, will be a catalyst for the future growth of VAALCO.”

Fred Brazelton, who served as Chairman of the VAALCO Board’s search committee, stated, “Steve has a demonstrated track record of successfully building growth-oriented businesses. We believe this experience, combined with that of the existing team at VAALCO, will lead to exciting opportunities for the Company. The Board of Directors would also like to thank Bobby Gerry for his 16 years of successfully guiding VAALCO as CEO and look forward to his continued contributions.”

Forward-Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those concerning VAALCO’s plans, expectations, and objectives for future drilling, completion and other operations and activities. All statements included in this document that address activities, events or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include expectations regarding VAALCO’s growth, opportunities and future success. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO’s control. These risks include, but are not limited to, inflation, general economic conditions, oil and gas price volatility, the Company’s success in discovering, developing and producing reserves, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign operational and political risks, and regulatory changes. These and other risks are further described in VAALCO’s annual report on Form 10-K for the year ended December 31, 2012, its Form 10-Q for the second quarter filed on August 8, 2013, and other reports filed with the SEC which can be reviewed at http://www.sec.gov, or which can be received by contacting VAALCO at 4600 Post Oak Place, Suite 300, Houston, Texas 77027, (713) 623-0801. Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. VAALCO disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

About VAALCO

VAALCO Energy, Inc. is a Houston based independent energy company principally engaged in the acquisition, exploration, development and production of crude oil. VAALCO’s strategy is to increase reserves and production through the exploration and exploitation of oil and natural gas properties with high emphasis on international opportunities. The company’s properties and exploration acreage are located primarily in Gabon, Angola and Equatorial Guinea in West Africa.

Investor Contact Robert L. Gerry Chairman and Chief Executive Officer 713-623-0801	Media Contact Tim Lynch / Jed Repko Joele Frank, Wilkinson Brimmer Katcher 212-355-4449